Consent of KPMG LLP, Independent Auditors


The Board of Directors
Ruby Tuesday, Inc.:

We consent to  incorporation  by reference in the  Registration  Statements
Form S-8 No. 33-20585 and Form S-8 No. 333-03153 pertaining to the Ruby Tuesday, Inc. Salary Deferral Plan of our report dated June 19, 2000, relating to the statement of net assets available for benefits of the Ruby Tuesday, Inc. Salary Deferral Plan as of December 31, 1999, and the related statement of changes in net assets available for benefits for the year then ended, and all related schedules, which report appears in the December 31, 1999 annual report on Form 11-K of the Ruby Tuesday, Inc. Salary Deferral Plan.


                                                    /s/KPMG LLP

Louisville, Kentucky                                KPMG LLP
June 28, 2000





               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20585 and Form S-8 No. 333-03153) pertaining to the Salary Deferral Plan of Ruby Tuesday, Inc. and in the related Prospectus of our report dated June 23, 1999, with respect to the financial statements of the Ruby Tuesday, Inc. Salary Deferral Plan as of December 31, 1998 and for the year then ended included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                                     /s/Ernst & Young LLP

Birmingham, Alabama                                  Ernst & Young LLP
June 28, 2000